                                                                   EXHIBIT 3.1
                          CERTIFICATE OF INCORPORATION

                                       OF

                      AMERICAN GEOLOGICAL ENTERPRISES, INC.

                                ----------------

                                    ARTICLE I

                                      NAME

      The name of the Corporation is American Geological Enterprises, Inc.

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

                  The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

                                   ARTICLE III

                               CORPORATE PURPOSES

                  The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                  CAPITAL STOCK

                  The total number of shares of capital stock that the Corporation shall have authority to issue is twenty-five million (25,000,000) shares, which shall be shares of Common Stock and shall have a par value of $.01 per share.

                                                   STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                               FILED 04:30 PM 01/11/2001
                                                   010019745-3343371

                                    ARTICLE V

                                  INCORPORATOR

             The name and mailing address of the Incorporator are as follows:


         Name                                        Mailing Address
         ----                                        ---------------

Hillary H. Hughes                           Sonnenschein Nath & Rosenthal
                                            1221 Avenue of the Americas
                                            New York, New York 10020


                                   ARTICLE VI

                                    DIRECTORS

                  To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


                  I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation hereby declaring and certifying that the facts herein stated are true and, accordingly, have hereunto set my hand this 11th day of January, 2001.


                                                      Hillary H. Hughes
                                                      -------------------------
                                                          Hillary H. Hughes

       STATE OF DELAWARE
       SECRETARY OF STATE
    DIVISION OF CORPORATIONS
   FILED 03:00 PM 01/12/2001
       010021105-3343371


                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                      AMERICAN GEOLOGICAL ENTERPRISES, INC.

          Pursuant to Section 241 of the General Corporation Law of the State of Delaware

          The undersigned, being the sole incorporator of American Geological Enterprises, Inc., a Delaware corporation (the "Corporation"), does hereby certify:

          FIRST: The name of the Corporation is American Geological Enterprises, Inc.

          SECOND: The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on January 12, 2001.

          THIRD: The Certificate of Incorporation of the Corporation is hereby amended as follows:

                    ARTICLE VI is amended to read as follows:

                                   "DIRECTORS

                  The initial director of the corporation shall be Milton
                           Fisher. 2 West 45th Street, New York, NY 10036

                           To the fullest extent permitted by the General
                  Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director."

          FOURTH: The Corporation has not received any payment for any of its stock.

          FIFTH: The amendment was duly adopted in accordance with Section 241 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, the undersigned has hereunto signed this Amendment of the Certificate of Incorporation this 12th day of January, 2001.



                             AMERICAN GEOLOGICAL ENTERPRISES, INC.



                             By: Hillary H. Hughes
                                -----------------------------------------
                                  Hillary H. Hughes, Sole Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      AMERICAN GEOLOGICAL ENTERPRISES, INC.


          American Geological Enterprises, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

                  FIRST: That the Board of Directors of American Geological Enterprises, Inc., a Utah corporation, this Corporation's predecessor, by unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of this Corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                           "RESOLVED, that, following the reincorporation of this Corporation in Delaware by virtue of its merger with and into American Geological Enterprises, Inc., a Delaware corporation and a newly-formed subsidiary of this Corporation ("AGE-DE"), the Certificate of Incorporation of AGE-DE be amended to change its name to `Emtec, Inc.'"

                  SECOND: The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on January 11, 2001.

                  THIRD: The Certificate of Incorporation, as amended, of the Corporation is hereby further amended by amending Article I to read as follows:

                         "The name of the Corporation is Emtec, Inc."

                  FOURTH: The foregoing amendment of the Certificate of Incorporation of the Corporation has been duly adopted, in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.


                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 04:01 PM 01/16/2001
                                                         010025147 - 3343371

          IN WITNESS WHEREOF, the undersigned have hereunto signed this Amendment of the Certificate of Incorporation this 16th day of January, 2001.



                      AMERICAN GEOLOGICAL ENTERPRISES, INC.



                      By: Milton Fisher
                         -------------------------------------
                          Milton Fisher, President